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EXHIBIT 23.2

                           CONSENT OF BDO SEIDMAN, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Telenetics Corporation

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2001, except as to Note 16 which is as of May 21, 2001, relating to the consolidated financial statements of Telenetics Corporation, which report appears in Amendment No. 1 to the Telenetics Corporation Annual Report on Form 10-KSB for the year ended December 31, 2000.

                              /S/ BDO SEIDMAN, LLP

Orange County, California
September 21, 2001